UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): June 7, 2021

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders
On June 2, 2021, X4 Pharmaceuticals Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the following two proposals: (1) to elect three nominees for director, David McGirr, M.B.A., Paula S. Ragan, Ph.D. and Michael Wyzga, to the Board of Directors to hold office until the Company’s 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”), and (2) to ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021 (“Proposal 2”). The final results of the voting on each proposal are set forth below.

Proposal 1 - Election of Directors

The Company’s stockholders elected the three persons listed below as directors, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The votes cast were as follows:

Nominees	For	Withheld	Broker Non-Votes
David McGirr, M.B.A.	9,241,969	2,242,259	3,563,845
Paula S. Ragan, Ph.D.	9,364,163	2,120,065	3,563,845
Michael S. Wyzga	8,218,798	3,265,430	3,563,845

Proposal 2 – Ratification of the Selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for its Fiscal Year Ending December 31, 2021

The Company’s stockholders approved Proposal 2. The votes cast were as follows:

For	Against	Abstain
15,014,450	18,131	15,492

Item 8.01	Other Events

On June 7, 2021, the Company entered into a Second Amendment to Option Agreement (the “ Second Amendment”),with Abingworth Bioventures 8 LP (“Abingworth Bioventures 8”). The Second Amendment amends two dates in that certain Option Agreement, dated March 18, 2021 and previously amended on May 3, 2021, between the Company and Abingworth Bioventures 8 (the “Option Agreement”), which Option Agreement provides Abingworth Bioventures 8 with a right to require the Company to repurchase $2.0 million of shares of the Company’s common stock that Abingworth Bioventures 8 purchased from the Company in a previously announced private placement in March 2021(the “Abingworth Shares”). Pursuant to the Option Agreement, as amended by the Second Amendment, if the Company and a syndicate, of which an entity affiliated with Abingworth Bioventures 8 is a part, do not execute a definitive co-development agreement by July 15, 2021, Abingworth Bioventures 8 may, at its option, require the Company to repurchase the Abingworth Shares at the original purchase price of $8.70 per share. This option must be exercised, if at all, by August 15, 2021.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Second Amendment to Option Agreement, dated June 7, 2021, by and between X4 Pharmaceuticals, Inc. and Abingworth Bioventures 8 LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: June 7, 2021	By:	/s/ Derek Meisner
Derek Meisner
General Counsel